PROMISSORY NOTE

$1,000,000                                                      March 26, 1999

         FOR VALUE RECEIVED, Yoshikazu Masayoshi, Sadao Masayoshi, Sachie Masayoshi and Kazuaki Masayoshi (jointly and severally, the "Maker") promise to pay to the order of Aura Systems, Inc. (the "Initial Payee") One Million dollars ($1,000,000.00) at 2335 Alaska Avenue, El Segundo, California 90245 or such other address as the Initial Payee or any subsequent holder of this Note (the holder from time to time being the "Payee") may designate from time to time, together with interest in accordance with this Note.

                    1. Payment. The entire principal balance of this Note shall be payable in full, without interest, on April 15, 1999.

         2. Prepayment. The Maker may prepay this Note in whole at any time without premium or penalty, but may not prepay this Note in part.

         3.       Default.

                  3.1 Definition. If the Maker shall fail to pay this Note in full on or before April 15. 1999, then this Note shall be deemed to be in "Default."

                 3.2 Post-Default Interest. If a Default shall occur, then, from and after April 15, 1999, the entire unpaid balance then due and payable pursuant to this Note shall accrue interest at a rate of 16% per annum, compounded monthly. Notwithstanding the prior sentence of this section 3.3 or any other provision of this Note, in no event shall interest be due or payable or accrued on this Note in excess of the maximum rate of interest permitted under applicable law. In the event that it should be determined that the Maker has paid excess interest, such excess shall instead be treated as a prepayment of principal.

                  3.3 Costs. The Maker hereby further promises to pay all costs and expenses incurred in connection with the collection and administration of this Note, including, without limitation, reasonable attorneys fees and court costs and special bank charges.

         4. Collateral. As security for this Note, the Maker has granted the Payee a security interest in two hundred eighty (280) shares of the common stock of MYS K.K., as well as certain other instruments or agreements, pursuant to that certain Escrow Agreement among the Maker, the Initial Payee and Wolf Haldenstein Adler Freeman & HERZ LLP executed simultaneously with this Note, the terms of which Escrow Agreement are incorporated herein by this reference.

                    5. Set-Offs. The Maker may not assert any deduction for any claim, set-off, disability, counterclaim or recoupment of any kind whatsoever against this Note, but must assert the same in a separate action. The Payee may, at its option, withhold any payment which it owes at any time to the Maker and apply such payment against this Note as a prepayment hereof.


        6. Waiver. The Maker hereby expressly waves presentment, demand, protest, notice of protest, notice of dishonor and any and all other notices or demands of whatever character to which the Maker might otherwise be entitled. Each Maker further consents to any extension granted by any holder as well as the release of :any collateral or any co-Maker and waives notice thereof.

         7.       Governing Law/Consent to Jurisdiction.

                  7.1 Governing Law. This Note has been made and entered into in the State of California and shall be governed by and construed and enforced in accordance with the internal substantive laws of the State of California, without regard to principles of conflicts of laws.

                  7.2 Consent to Jurisdiction. Each Maker irrevocably consents to the jurisdiction of the courts of the State of California (and the Federal courts having jurisdiction in the State of California) for purposes of any judicial proceeding which may be instituted in connection with any matter arising under or relating to this Note.

         8. Notices. Any notice required or permitted under this Note must be in writing and shall be considered given when delivered personally or sent by telecopier or two (2) days after it is sent by nationally recognized courier (Federal Express, DHL, etc.) to the party for which intended, in each event at the following addresses or telecopy numbers (or at such address or numbers as either party may specify by notice to the other hereunder):

         To the Maker:

         c/o Sadao Masayoshi
         990 West 190th, Suite 210
         Torrance, California 90502

         Telecopier No.: (310) 527-7148




                 [REMAINDER OF PAGE INTENTIONALLY' LEFT BLANK]

                           To the Payee:

                           At the address established for payment.

         IN WITNESS WHEREOF, the Maker has duly ,executed this Note on the date and year first above written.


                                        Yoshikazu Masayoshi



                                        Sadao Masayoshi



                                        Sachie Masayoshi



                                        Kazuaki Masayoshi